                            DUKE REALTY INVESTMENTS, INC.
                               (an Indiana Corporation)

                               1,500,000 Common Shares

                                   TERMS AGREEMENT





                                                  January 14, 1997


TO:  Duke Realty Investments, Inc.
     8888 Keystone Crossing Suite 1150
     Indianapolis, IN 46240

Attention:     Chairman of the Board of Directors

Ladies and Gentlemen:

          We understand that Duke Realty Investments, Inc., an Indiana corporation (the "Company"), proposes to issue and sell 1,500,000 shares of common stock (the "Common Stock")(such Common Stock being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we offer to purchase, severally and not jointly, the respective numbers of Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite our respective names, and a proportionate share of Option Securities (as defined in the Underwriting Agreement referred to below), to the extent any are purchased, at the purchase price set forth below.

                                                     Number of Shares
                                                          of Initial
     Underwriter                                  Underwritten Securities
     -----------                                  -----------------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated. . . . . . . . . . . . . . . .    375,000
A.G. Edwards & Sons, Inc. . . . . . . . . . . . . . . .    375,000
EVEREN Securities, Inc. . . . . . . . . . . . . . . . .    375,000
Legg Mason Wood Walker, Incorporated  . . . . . . . . .    375,000

     TOTAL  . . . . . . . . . . . . . . . . . . . . . .  1,500,000
                                                         ---------
                                                         ---------


          The Underwritten Securities shall have the following terms:


Title of Securities:                    Common Stock
Number of Shares:                       1,500,000
Public offering price per share:        $40.00
Purchase price per share:               $37.90
Number of Option Securities:            225,000
Additional co-managers:                 A.G. Edwards & Sons, Inc., EVEREN
                                        Securities, Inc. and Legg Mason Wood
                                        Walker, Incorporated
Closing Time, date and location:        January 21, 1997, 10:00 a.m., New York
                                        City Time, Rogers & Wells, 200 Park
                                        Avenue, New York, New York 10166


          All the provisions contained in the document attached as Annex A hereto entitled "Duke Realty Investments, Inc. and Duke Realty Limited Partnership -- Common Stock, Preferred Stock, Depositary Shares and Debt Securities -- Underwriting Agreement" are incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

          Please accept this offer no later than 7 o'clock P.M. (New York City time) on January 14, 1997 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                              Very truly yours,


                              MERRILL LYNCH & CO.
                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                                           INCORPORATED
                              A.G. EDWARDS & SONS, INC.
                              EVEREN SECURITIES, INC.
                              LEGG MASON WOOD WALKER, INCORPORATED

                              BY:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                           INCORPORATED


                              BY: /s/ Martin J. Cicco
                                 ------------------------------------------
                                   Name:  Martin J. Cicco
                                   Title:  Managing Director


CONFIRMED AND ACCEPTED:
as of the date first above written


DUKE REALTY INVESTMENTS, INC.


BY: /s/ Dennis D. Oklak
    -------------------------------
     Name:  Dennis D. Oklak
     Title:  Vice President & Treasurer


                                          3